UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): June 15, 2006

MISSION ENERGY HOLDING COMPANY

(Exact name of registrant as specified in its charter)

DELAWARE	333-68632	95-4867576
(State or other jurisdiction of	(Commission file	(I.R.S. employer
incorporation)	number)	identification no.)

2600 Michelson Drive, Suite 1700
Irvine, California 92612

(Address of principal executive offices, including zip code)

949-852-3576

(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐            Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐            Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐            Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐            Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

This current report includes forward-looking statements. Mission Energy Holding Company has based these forward-looking statements on its current expectations and projections about future events based upon knowledge of facts as of the date of this current report and its assumptions about future events. These forward-looking statements are subject to various risks and uncertainties that may be outside Mission Energy Holding Company’s control. Mission Energy Holding Company has no obligation to publicly update or revise any forward-looking statements, whether as a result of new information, future events or otherwise. This current report should be read with Mission Energy Holding Company’s Annual Report on Form 10-K for the year ended December 31, 2005 and Quarterly Report on Form 10-Q for the first quarter of 2006.

Section 1 — Registrant’s Business and Operations

Item 1.01  Entry into a Material Definitive Agreement.

On June 15, 2006, Mission Energy Holding Company’s subsidiary, Edison Mission Energy (“EME”), entered into a new credit agreement with a syndicate of lenders and Citicorp North America, Inc., as administrative agent for the lenders. The new credit agreement replaces EME’s $98 million credit agreement dated April 27, 2004.

The new credit agreement provides for a $500 million senior secured revolving loan and letter of credit facility which matures on June 15, 2012. Loans made under this credit facility bear interest, at EME’s election, at either the LIBO rate (which is based on the interbank Eurodollar market) or the base rate (which is calculated as the higher of Citibank’s publicly announced base rate and the federal funds rate in effect from time to time plus 0.50%) plus, in both bases, an applicable margin. The applicable margin depends on EME’s debt ratings. As of the date of the new credit agreement, the applicable margin for base rate loans was 0.75% per annum and the applicable margin for LIBO rate loans was 1.75% per annum.

As security for its obligations under this credit facility, EME pledged its ownership interests in the holding companies through which it owns its interests in the Illinois Plants, the Homer City facilities, the Westside projects and the Sunrise project. EME also granted a security interest in an account into which all distributions received by it from the Big 4 projects will be deposited. EME will be free to use these proceeds unless and until an event of default occurs under the credit facility.

The credit facility contains mandatory prepayment provisions triggered by specified dispositions of assets and financial covenants which require EME to maintain a minimum interest coverage ratio and a maximum corporate debt to corporate capital ratio. The credit facility also contains customary affirmative and negative covenants and events of default which limit EME’s ability, and, in some cases, the ability of specified subsidiaries, to: incur indebtedness and liens; make investments, loans and advances; engage in mergers, acquisitions, consolidations and asset sales; pay dividends and make other restricted payments; enter into transactions with affiliates; enter into agreements restricting the ability of specified subsidiaries to pay dividends and other restricted payments to EME; and other customary covenants.

Copies of the Credit Agreement and related Security Agreement are incorporated herein by reference to Exhibits 10.1 and 10.2, respectively, to EME’s Current Report on Form 8-K dated June 15, 2006. The description of the material terms of such agreements is qualified in its entirety by reference to such exhibits.

Section 2 — Financial Information

Item 2.03            Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant

The information set forth in Item 1.01 is incorporated herein by reference.

Section 9 — Financial Statements and Exhibits

Item 9.01            Financial Statements and Exhibits.

(d)           Exhibits

10.1                           Credit Agreement, dated as of June 15, 2006, between Edison Mission Energy, the Lenders referred to therein, the Issuing Lenders referred to therein and Citicorp North America, Inc., as Administrative Agent for the Lenders and the Issuing Lenders party thereto, incorporated by reference to Exhibit 10.1 to EME’s Form 8-K dated June 15, 2006.

10.2                           Security Agreement, dated as of June 15, 2006, between Edison Mission Energy and Citicorp North America, Inc., as Administrative Agent, incorporated by reference to Exhibit 10.2 to EME’s Form 8-K dated June 15, 2006.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

Mission Energy Holding Company

Date:	June 21, 2006	/s/ W. James Scilacci
W. JAMES SCILACCI Senior Vice President and Chief Financial Officer